UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 22, 2013, Piedmont Office Realty Trust, Inc. (the "Registrant") held its annual meeting of stockholders in Alpharetta, Georgia. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following matters were submitted to a vote of the stockholders:

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2014:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
W. Wayne Woody	99,196,313	1,414,392	37,346,292
Michael R. Buchanan	98,998,787	1,611,918	37,346,292
Wesley E. Cantrell	99,210,191	1,400,514	37,346,292
William H. Keogler, Jr.	98,984,149	1,626,556	37,346,292
Frank C. McDowell	98,910,983	1,699,721	37,346,292
Donald A. Miller, CFA	99,488,438	1,122,267	37,346,292
Raymond G. Milnes, Jr.	99,495,761	1,114,944	37,346,292
Donald S. Moss	99,063,676	1,547,029	37,346,292
Jeffery L. Swope	99,142,538	1,468,166	37,346,292

The Registrant’s stockholders voted to ratify the appointment of Ernst and Young, LLP, as independent registered public accountants for 2013, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
136,679,864	421,037	856,095

The Registrant's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
92,921,434	6,521,319	1,167,952	37,346,292

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: May 22, 2013	By:	/s/ Laura P. Moon
Laura P. Moon
Chief Accounting Officer and Senior Vice President